Exhibit (n)

Consent of Independent Registered Public Accounting Firm

To the Board Of Directors of Prospect Energy Corporation:

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated July 2, 2004, relating to the financial statements of Prospect Energy Corporation, which appears in such Registration Statement.  We also consent to the references to our firm under the headings “Independent Registered Public accounting Firm” and “Report of Independent Registered Public Accounting Firm” in such Registration Statement.

New York, New York

July 2, 2004